                                                                  EXHIBIT 10.54



                         FIRST AMENDMENT TO OFFICE LEASE

        THIS FIRST AMENDMENT TO OFFICE LEASE (the "First Amendment"), dated November 2, 1999, is made by and between DOUGLAS EMMETT REALTY FUND 1997, A California limited partnership ("Landlord"), WITH OFFICES AT 12121 Wilshire Boulevard, Suite 600, Los Angeles, California 90025, and STAN LEE MEDIA, INC., a Delaware corporation ("Tenant"), with offices at 15821 Ventura Boulevard, Suite 675, Encino, California 91436.

WHEREAS,

        A. Landlord, pursuant to the provisions of that certain written Office Lease, dated September 22, 1999 (the "Lease"), leased to Tenant space in the property located at 15821 Ventura Boulevard, Encino, California 91436 (the "Building"), commonly known as Suite 100 (the "Original Premises");

        B. Pursuant to Article 24 of the Lease, Tenant holds a Right of First Offer to lease Suite 145 on the ground floor of the Building (the "Expansion Premises") as shown on Exhibit 1A attached hereto, which Expansion Premises shall be conclusively deemed to contain 6,807 square feet of Rentable Area and 5,678 square feet of Usable Area;

        C. Tenant wishes to exercise its right to add the Expansion Premises to the original Premises; and

        D. Landlord and Tenant, for their mutual benefit, wish to revise certain other covenants and provisions of the Lease.

NOW, THEREFORE, IN CONSIDERATION of the covenants and provisions contained herein, and other good and valuable consideration, the sufficiency of which Landlord and Tenant hereby acknowledge, Landlord and Tenant agree:

1. CONFIRMATION OF DEFINED TERMS. Unless modified herein, all terms previously defined and capitalized in the Lease shall hold the same meaning for the purposes of this First Amendment.

2. EFFECTIVE DATE OF EXPANSION. The expansion contemplated hereunder shall be effective the next business day after the date Landlord substantially completes the Improvements contemplated under Exhibit 1B attached hereto (the "Effective Date"). The anticipated Effective Date is December 15, 1999. Landlord and Tenant shall promptly execute a further amendment confirming the finalized Effective Date and Term as soon as they are established.

                Landlord shall use commercially reasonable efforts to provide Tenant a minimum of two (2) weeks prior written notice of the date Landlord reasonable anticipates Tenant shall be able to take possession of the Expansion Premises.

                Provided that Tenant does not delay Landlord's completion of any work within the Expansion Premises, Tenant may enter the Expansion Premises up to one (1) calendar week prior to the anticipated Effective Date, solely for the purpose of installing Tenant's furniture, fixtures and equipment, computer and telephone cabling. Said early entry shall be subject to Tenant complying with all of the provisions and covenants contained herein, except that Tenant shall not be obligated to pay any increase in Monthly Fixed Rent or Additional Rent that Tenant is required to pay hereunder until the Effective Date. If Tenant's early possession does so delay completion of the repairs, then such delay shall be chargeable to Tenant by reducing the Allowance by an amount equal to the per-diem Monthly Fixed Rent payable hereunder, multiplied by the total number of days Landlord is so delayed.

                If for any reason Landlord is unable to deliver possession of the Expansion Premises to Tenant on the anticipated Effective Date, the provisions of this First Amendment shall not be void or voidable, nor shall Landlord be liable to Tenant for any damage resulting from Landlord's inability to deliver such possession. However, Tenant shall not be obligated to pay Fixed Monthly Rent or Additional Rent with regard to the Expansion Premises until possession of the Expansion Premises has been delivered to Tenant. Except for such delay in the commencement of the payment of Rent, Landlord's failure to give possession on the anticipated Effective Date shall in no way affect Tenant's obligations hereunder.

                If possession of the Expansion Premises is not tendered by Landlord within one hundred twenty (120) days after the anticipated Effective Date, then Tenant shall have the right to terminate the provisions of this First Amendment by giving written notice to Landlord, which notice shall be given within ten (10) days after the expiration of such one hundred twenty (120 day period. If such notice of termination is not given by Tenant within such ten (10) day time period, then this First Amendment shall continue in full force and effect.

                If possession of the Expansion Premises is not tendered within one hundred eighty (180) days after the anticipated Effective Date, then this First Amendment, and the rights and obligations of Landlord and Tenant hereunder, shall terminate automatically, without further liability by either party to the other, and without further documentation being required.

3. EXPANSION OF PREMISES. As of the Effective Date, the definition of the Premises shall be revised to include both the Original Premises and the Expansion Premises, and wherever in the original Lease the word "Premises" is found, it shall thereafter refer to both the Original Premises and the Expansion Premises together, as if the same had been originally included in the Lease.

                As of the Effective Date, the Usable Area of the Premises shall increase from 6,207 square feet to 11,885 square feet and the Rentable Area of the Premises shall increase from 7,442 square feet to 14,249 square feet.

                Landlord and Tenant agree that the Usable Area of the Premises has been measured according to the June, 1996 standards published by the Building Owners' and Managers' Association ("BOMA"), and that Landlord is utilizing a deemed add-on factor of 19.89% to compute the Rentable Area of the Premises. Rentable Area herein is calculated as 1.1989 times the estimated Usable Area, regardless of what the actual square footage of the common areas of the Building may be, and whether or not they are more or less than 19.89% of the total estimated Usable Area of the Building. The purpose of this calculation is solely to provide a general basis for comparison and pricing of this space in relation to other spaces in the market area.

                Landlord and Tenant further agree that even if the Rentable Area of Usable Area of the Premises and/or the total Building Area are later determined to be more or less than the figures



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

        stated herein, for all purposes of the Lease, the figures stated herein shall be conclusively deemed to be the actual Rentable Area and Usable Area of the premises.

4. REVISION IN FIXED MONTHLY RENT. Subject to Tenant's Rent Deferral rights as set forth in Section 3.1 of the Lease (which Rent Deferral rights shall apply only to the Original Premises), commencing on the Effective Date and continuing through the last day of the twelfth (12th) calendar month of the Term, the Fixed Monthly Rent to be paid by Tenant shall increase from $13,767.70 per month to $26,360.65 per month; and

                Commencing on the first (1st) day of the thirteenth (13th) calendar month of the Term and continuing through the last day of the twenty-fourth (24th) calendar month of the Term, the Fixed Monthly Rent to be paid by Tenant shall increase from $26,360.65 per month to $27,151.47 per month; and

                Commencing on the first (1st) day of the twenty-fifth (25th) calendar month of the Term, and continuing through the last day of the thirty-sixth (36th calendar month of the Term, the Fixed Monthly Rent to be paid by Tenant shall increase from $27,151.47 per month to $27,966.01 per month; and

                Commencing on the first (1st) day of the thirty-seventh (37th) calendar month of the Term, and continuing through the last day of the forty-eighth (48th) calendar month of the Term, the Fixed Monthly Rent to be paid by Tenant shall increase from $27,966.01 per month to $28,805.00 per month; and

                Commencing on the first (1st) day of the forty-ninth (49th) calendar month of the Term, and continuing throughout the remainder of the initial Term, the Fixed Monthly Rent to be paid by Tenant shall increase from $28,805.00 per month to $29,669.14 per month.

                Concurrently with Tenant's execution and delivery of this First Amendment, Tenant shall pay to Landlord an amount equal to the first
        (1st) month's rent for the Expansion Premises and the Security Deposit referred to in Section 10 below.

5. REVISION IN TENANT'S SHARE. As of the Effective Date, Tenant's Share, as specified in Article 5 of the original Lease, solely as it relates to the Expansion Premises shall be 1.61%.

6. USE. The Expansion Premises shall only be used for administration and animation production offices (the "Specified Use") and for no other purposes, without Landlord's prior written consent as provided in
        Article 2 of the Lease.

7. INCREASE IN PARKING PERMITS. As of the Effective Date, Tenant shall be entitled to rent a total of thirty-five (35), rather than nineteen (19), unreserved parking permits with a corresponding increase in Tenant's minimum rental obligation from nine (9) to seventeen (17) permits.

8. ACCEPTANCE OF EXPANSION PREMISES. Tenant acknowledges that it has made its own inspection of and inquiries regarding the Expansion Premises. Therefore, except for the Improvements to be made by Landlord pursuant to the provisions of the attached Exhibit 1B, Tenant accepts the



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

        Expansion Premises in their "as-is" condition. Tenant further acknowledges that Landlord has made no representation or warranty, express or implied except as are contained in this First Amendment and its Exhibits, regarding the condition, suitability or usability of the Expansion Premises or the Building for the purposes intended by Tenant.

9. SECURITY DEPOSIT. Landlord acknowledges that it currently holds the sum of $15,495.67 as a Security Deposit under the Lease, which amount Landlord shall continue to hold throughout the Initial Term, unless otherwise depleted pursuant to the provisions of the Lease. Concurrent with Tenant's execution and tendering to Landlord of this First Amendment, Tenant shall tender the sum of $14,173.47, which amount Landlord shall add to the Security Deposit already held by Landlord, so that thereafter, throughout the Extended Term, provided the same is not otherwise depleted, Landlord shall hold a total of $29,669.14 as a Security Deposit on behalf of Tenant.

10. BROKER REPRESENTATION. Landlord and Tenant represent to one another that it has dealt with no broker in connection with this First Amendment other than DOUGLAS, EMMETT & COMPANY and JULIEN J. STUDLEY, INC.. Landlord and Tenant shall hold one another harmless from and against any and all liability, loss, damage, expense, claim, action, demand, suit or obligation arising out of or relating to a breach by the indemnifying party of such representation. Landlord agrees to pay all commissions due to the brokers listed above created by Tenant's execution of this First Amendment.

11. SUCCESSORS AND HEIRS. The provisions of this First Amendment shall inure to the benefit of Landlord's and Tenant's respective successors, assigns, heirs and all persons claiming by, through or under them.

12. CONFIDENTIALITY. Landlord and Tenant shall each use commercially reasonable efforts to ensure that the covenants and provisions of this First Amendment are not discussed with anyone not directly involved in the management, administration, ownership, lending against, or subleasing of the Premises, other than Tenant's or Landlord's counsel-of-record or leasing or sub-leasing broker-of-record.

13. SUBMISSION OF DOCUMENT. No expanded contractual or other rights shall exist between Landlord and Tenant with respect to the Expansion Premises, as contemplated under this First Amendment, until both Landlord and Tenant have executed and delivered this First Amendment, whether or not any additional rental or security deposits have been received by Landlord, and notwithstanding that Landlord has delivered to Tenant an unexecuted copy of this First Amendment.

14. GOVERNING LAW. The provisions of this First Amendment shall be governed by the laws of the State of California.

15. REAFFIRMATION. Landlord and Tenant acknowledge and agree that the Lease, as amended herein, constitutes the entire agreement by and between Landlord and Tenant, and supersedes any and all other agreements written or oral between the parties hereto. Furthermore, except as modified herein, all other covenants and provisions of the Lease shall remain unmodified and in full force and effect.



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

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this document as of the day and year written below.


LANDLORD:                                     TENANT:

DOUGLAS EMMETT REALTY FUND 1997,              STAN LEE MEDIA, INC.,
A California limited partnership              a Delaware corporation




By: DOUGLAS, EMMETT & COMPANY,                By: /s/ Gill Champion
    its agent                                     -----------------------------


By: /s/ Kenneth Panzer                        Signer's Name: Gill Champion
   ----------------------------------                       -------------------
    Kenneth Panzer                            [ ] President  [X] Vice President
                                              or [ ] Chief Executive Officer
                                                   (Check Title Above)


                                                           AND

Dated: November 30, 1999
      ------------------------                By:  /s/  STEPHEN M. GORDON
                                                 ------------------------------


                                              Signer's Name:  Stephen M. Gordon
                                                             ------------------
                                              [ ] Secretary [X] Treasurer
                                              or  [ ] Chief Financial Officer
                                                    (Check Title Above)


                            AFFIX CORPORATE SEAL HERE


                GUARANTOR:

                By their signatures hereinbelow,  Tenant and
                Guarantor(s)  acknowledge and agree that, as
                a material element of the  consideration for
                Landlord entering into this First Amendment,
                The  provisions  and covenants  contained in
                That certain Guaranty of Lease,  executed by
                Guarantor   on   September   22,  1999  (the
                "Guaranty"), shall extend to and include the provisions of this First Amendment, as if the same had been originally incorporated into the Lease referenced in said Guaranty.


                                              /s/ Stan Lee
                                              ---------------------------------
                                              Mr. Stan Lee, an individual


                                              Dated: November 16, 1999
                                                    ---------------------------

                                   EXHIBIT 1B
                       IMPROVEMENT CONSTRUCTION AGREEMENT


           CONSTRUCTION TO BE PERFORMED BY LANDLORD WITH AN ALLOWANCE



SECTION 1. COMPLETION OF IMPROVEMENTS. Landlord, through its general contractor ("Contractor"), shall furnish and install within the Expansion Premises those items of general construction, shown on the final Plans and Specifications approved by Landlord and Tenant pursuant to the Schedule of Approvals below, in compliance with all applicable codes and regulations, and complete any construction required in the common areas of the Building when such construction is required by or arises out of completion of the Improvements (collectively the "Improvements").

        The definition of Improvements shall include all costs associated with completing the Tenant Improvements, including but not limited to, space planning, design, architectural, and engineering fees, contracting, labor and material costs, municipal fees and permit costs, and document development and/or reproduction.

        Tenant acknowledges and agrees that any change in the scope of work or details of construction after Tenant's sign off of the finalized working drawings shall constitute a "Tenant Change," the costs of which Tenant shall pay pursuant to the provisions of Subsection 2 (d) hereinbelow.

SECTION 2. LANDLORD'S ALLOWANCE.

a) Tenant shall bear all costs of construction of the Improvements in excess of the Allowance, and shall deposit such excess costs with Landlord pursuant to the provisions of Subsection 2 (d) hereinbelow. Landlord shall have no obligation whatsoever to commence construction of the Improvements until such time as Tenant has deposited the excess costs of construction, and Tenant's failure to make such deposit timely, as required, shall be assessed against Tenant as a Tenant delay, pursuant to the provisions contained in subsection 2 (e).

b) Landlord shall contribute a maximum sum of $35.00 per square foot of Usable Area contained in the Expansion Premises (the "allowance") which may solely be applied towards completion of the Improvements, and which Landlord shall pay directly to Contractor for Tenant's account.

c) Prior to commencing construction of the Improvements, Landlord shall submit to Tenant a written statement showing the total anticipated cost of the Improvements, which statement shall include Contractor's estimated charges for general conditions, overhead and profit (which shall in no event exceed, in the aggregate, twelve percent (12%) of the total cost of the Improvements) and an estimate of all other costs, including a five percent (5%) administrative fee payable to the managing agent of Landlord for supervision of completion of the construction. Landlord shall require Contractor to obtain competitive bids from a minimum of three (3) sub-contractors for each trade involved in the construction of the Improvements, except with regard to any portion affecting the Building's mechanical, electrical or plumbing systems, which aspects shall nonetheless be required to be competitively priced.

                Tenant's failure to give written approval of such statement within five (5) working days after submission thereof shall be conclusively deemed a disapproval of such statement, and Contractor shall not commence the Improvements. Any delay of Tenant, after the expiration of ten (10) days from receipt of Landlord's statement, to provide Landlord with a revised scope of work and written approval of a revised cost statement therefore shall be considered a Tenant delay, assessable against Tenant pursuant to the Provisions of Subsection 2 (e) hereinbelow.

d) Tenant agrees to pay Landlord within five (5) working days after receipt of Landlord's billing for the estimated cost of all the Improvements in excess of the Allowance and/or for the actual costs of any Tenant Change. Tenant's failure to make such payment timely, as specified herein, shall release Landlord from any obligation to commence or continue construction of the Improvements, and each of Tenant's continued failure to make payment shall be treated as a Tenant delay, assessable against Tenant pursuant to the provisions of Subsection 2 (e) hereinbelow.

                Tenant hereby authorizes Landlord to pay Contractor interim payments from the funds so deposited towards completion of the Improvements, except that Landlord shall retain the sum of ten percent (10%) of the total cost of Improvements, as revised by Tenant Changes, if any, until such time as:

        (i) Tenant has advised Landlord of its approval of completion of the Improvements, which approval shall not be unreasonably withheld, conditioned or delayed; or

        (ii) Contractor has provided reasonable documentation that the Improvements, pursuant to the original scope of work, have been reasonably completed.

                        Within thirty (30) business days after Contractor has
                reasonably completed the Improvements, Landlord shall provide Tenant with a final statement, indicating any difference between the estimated cost of the Improvements, the final cost of the Improvements; any initial or interim payments made by Tenant towards completion thereof; the amount of Allowance contributed and the balance owing from or to Tenant. Any balance owed to Tenant shall be returned with such statement, and any shortfall due Landlord shall be paid within five (5) days after Tenant's receipt of Landlord's billing.

e) Any delay caused by Tenant shall be a material breach of this Lease, and in addition to any other remedies available to Landlord hereunder, Tenant shall be assessed a penalty therefore, by decreasing the Allowance in an amount equal to the daily value of Monthly Fixed Rent, computed by dividing the Monthly Fixed Rent by 30 days, and multiplying this figure by the total number of days Tenant failed to perform as required hereunder.

f) Landlord and Tenant agree that if the Improvements are actually constructed by Contractor at a cost which is less than the Allowance, there shall be no monetary adjustment between Landlord and Tenant and the cost savings shall accrue to the benefit of Landlord.

SECTION 3. PLANS AND SPECIFICATIONS. Tenant shall, through Landlord's architect or space planner, provide such information and directions as are necessary to complete the architectural and engineering Plans and Specifications required for the construction of the Improvements. Tenant shall provide instructions to Landlord's architect or space planner so as to meet the Schedule of Approvals set forth in Paragraph 5 below. Notwithstanding Tenant's obligation to provide instructions to Landlord's architect or space planner, all Plans and Specifications referred to herein are subject to Landlord's approval, which shall not be unreasonably withheld, conditioned or delayed.

SECTION 4. COMPLETION OF WORK NOT INCLUDED AS IMPROVEMENTS. Any work not shown in the final construction Plans and Specifications, including but not limited to, telephone service, furnishings, installation of Tenant's trade fixtures or cabinetry (collectively "Tenant Work"), shall be separately contracted and paid for by Tenant. Tenant shall obtain Landlord's written approval of Tenant's suppliers and contractors prior to commencement of any Tenant Work.

               Landlord shall give reasonable access to Tenant's suppliers and contractors so as to achieve timely completion of any Tenant Work. Notwithstanding Landlord's obligation to provide such access, completion of all Tenant Work shall be subject to Landlord's supervision, policies and procedures, and shall be scheduled with Contractor and completed in such as manner as to not unreasonably hinder or delay completion of the Improvements.

SECTION 5. SCHEDULE OF APPROVALS. Subject to Force Majeure, Tenant shall comply with the following Schedule of Approvals:



EVENT                                                                      TIME
-----                                                                      ----
A)             Deadline by which Tenant shall have met                  Completed
               with Landlord's space planner.

B)             Deadline for space plan approval.                        November 1, 1999

C)             Deadline for notifying Landlord of Tenant's              November 8, 1999
               selection of finishes and materials.

D)             Deadline for Tenant's approval of final                  November 15, 1999
               Plans, Specifications and working drawings.

E)             Deadline for Tenant's approval of Landlord's             November 22, 1999
               cost estimate of Improvements.


SECTION 6. CONSTRUCTION INSURANCE REQUIREMENTS. Contractor, at its sole expense, shall obtain and maintain public liability and workmen's compensation insurance adequate to protect Tenant and Landlord from and against any and all liability for death or injury to persons or damage to property caused in or about the Expansion Premises by reason of completion of the Improvements.

        Tenant shall, at Tenant's sole expense, either obtain and maintain public liability and workmen's compensation insurance adequate to fully protect Landlord as well as Tenant from and against any and all liability for death or injury to persons or damage to property caused in or about the Expansion Premises by reason completion of any Tenant Work, or shall cause Tenant's contractors or subcontractors to provide such insurance.

SECTION 7. COMPLETION OF PUNCH LIST. Within twenty (20) days after occupancy of the Expansion Premises, Tenant shall submit to Landlord a "punch list" of Tenant Improvement items that require repair or correction by Landlord. Provided that said items were included within the original plans and/or part of change orders to such plans approved by Landlord in writing, Landlord shall diligently proceed to correct those items within thirty (30) days of receipt of Tenant's list.

SECTION 8. CONSTRUCTION WARRANTIES. Landlord agrees that, subject to Tenant's performance hereunder, Landlord shall complete the Improvements, and shall correct any construction defects about which Tenant notifies Landlord in writing within one (1) year following the Commencement Date. Tenant's right to repair of any defect shall be extended for such longer period as may be covered by warranties provided by Contractor or subcontractor(s).



LANDLORD:                                     TENANT:



DOUGLAS EMMETT REALTY FUND 1997,              STAN LEE MEDIA, INC.,
A California limited partnership              a Delaware corporation



By: DOUGLAS, EMMETT & COMPANY,                By: /s/ GILL CHAMPION
    ---------------------------------            ------------------------------
    its agent
                                             Signer's Name: Gill Champion
                                                           --------------------
                                             [ ] President  [X] Vice President
                                             or [ ] Chief Executive Officer
                                                    (Check Title Above)

By:  /s/ KENNETH PANZER
   ---------------------------------
   Kenneth Panzer                                           and


Dated:                                       By: /s/ STEPHEN M. GORDON
       -----------------------------            -------------------------------

                                             Signer's Name: Stephen M. Gordon
                                                           --------------------
                                             [ ] Secretary  [X] Treasurer
                                             or  [ ] Chief Financial Officer
                                                    (Check Title Above)



                                             AFFIX CORPORATE SEAL HERE



                                             Dated:
                                                   ----------------------------


                                             GUARANTOR:


                                             /s/ STAN LEE
                                             ----------------------------------
                                             Mr. Stan Lee, an individual


                                             Dated:
                                                   ----------------------------